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                                                                    EXHIBIT 16.1

                          (Jones and Kolb Letterhead)


                                February 17, 2000


Securities and Exchange Commission
Washington, D.C. 20549

         We have read Item 4 included in the Form 8-K dated February 17, 2000 of flightserv.com filed with the Securities and Exchange Commission and are in agreement with the statements contained therein insofar as they relate to our firm.


                                        Sincerely,



                                        /s/ G. Bliss Jones
                                        ---------------------------------------
                                        G. Bliss Jones

GBJ/and